                                                                     EXHIBIT 17F
Prudential U.S. Government Fund

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Prospectus dated January 3, 1995

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Prudential   U.S.  Government  Fund  (the  Fund)  is  an  open-end,  diversified management investment company, or mutual fund, whose investment objective is to seek a high total return (capital appreciation plus high current income). The Fund will seek to achieve this objective primarily by investing in U.S. Government securities, including U.S. Treasury bills, notes, bonds and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by U.S. Government agencies or instrumentalities. The Fund may also purchase and sell put and call options on U.S. Government securities and engage in transactions involving futures contracts on U.S. Government securities and options on such futures. See "How the Fund Invests--Investment Objective and Policies." There is no assurance that the Fund's investment objective will be achieved. The Fund's address is One Seaport Plaza, New York, New York 10292, and its telephone number is (800) 225-1852.
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This Prospectus  sets forth  concisely the  information about  the Fund  that  a prospective investor should know before investing. Additional information about the Fund has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated January 3, 1995, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above.
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INVESTORS ARE ADVISED TO READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE
REFERENCE.
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THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS

  The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

WHAT IS PRUDENTIAL U.S. GOVERNMENT FUND?

  Prudential U.S. Government Fund is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified management investment company.

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

  The Fund's investment objective is high total return (capital appreciation plus high current income). There can be no assurance that the Fund's objective will be achieved. See "How the Fund Invests--Investment Objective and Policies" at page 8.

RISK FACTORS AND SPECIAL CHARACTERISTICS

  In seeking to achieve its investment objective, the Fund invests primarily in U.S. Government securities, including U.S. Treasury bills, notes and bonds and other debt securities issued by the U.S. Treasury and obligations issued or guaranteed by U.S. Government agencies and instrumentalities. See "How the Fund Invests--Investment Objective and Policies" at page 8. The Fund may also engage in various hedging and income enhancement strategies, including derivatives and the purchase and sale of put and call options, financial futures contracts and related short-term trading. See "How the Fund Invests--Other Investments" at page 10.

WHO MANAGES THE FUND?

  Prudential Mutual Fund Management, Inc. (PMF or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .50 of 1% of the Fund's average daily net assets. As of November 30, 1994, PMF served as manager or administrator to 68 investment companies, including 38 mutual funds, with aggregate assets of approximately $47 billion. The Prudential Investment Corporation (PIC or the Subadviser) furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PMF. See "How the Fund is Managed--Manager" at page 18.

WHO DISTRIBUTES THE FUND'S SHARES?

  Prudential Mutual Fund Distributors, Inc. (PMFD) acts as the Distributor of the Fund's Class A shares and is paid an annual distribution and service fee which is currently being charged at the rate of .15 of 1% of the average daily net assets of the Class A shares.

  Prudential Securities Incorporated (Prudential Securities or PSI), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Fund's Class B and Class C shares and is paid an annual distribution and service fee which is currently being charged at the rate of .85 of 1% of the average daily net assets of the Class B shares and .75 of 1% of the average daily net assets of the Class C shares. See "How the Fund is Managed--Distributor" at page 19.

WHAT IS THE MINIMUM INVESTMENT?

  The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for all classes. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide--How to Buy Shares of the Fund" at page 25 and "Shareholder Guide--Shareholder Services" at page 33.

HOW DO I PURCHASE SHARES?

  You may purchase shares of the Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services, Inc. (PMFS or the Transfer Agent) at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). See "How the Fund Values its Shares" at page 22 and "Shareholder Guide--How to Buy Shares of the Fund" at page 25.

WHAT ARE MY PURCHASE ALTERNATIVES?

  The Fund offers three classes of shares:

        - Class A Shares:    Sold  with an initial sales  charge of up to
                             4% of the offering price.

        - Class B Shares:    Sold without an initial sales charge but are
                             subject  to  a  contingent  deferred   sales
                             charge or CDSC (declining from 5% to zero of
                             the  lower  of  the amount  invested  or the
                             redemption proceeds) which  will be  imposed
                             on certain redemptions made within six years
                             of  purchase.  Although Class  B  shares are
                             subject to higher ongoing
                             distribution-related expenses  than Class  A
                             shares,  Class  B shares  will automatically
                             convert to Class A shares (which are subject
                             to   lower   ongoing    distribution-related
                             expenses) approximately seven years after purchase.

        - Class C Shares:    Sold without an initial sales charge and for
                             one year after purchase, are subject to a 1%
                             CDSC on  redemptions. Like  Class B  shares,
                             Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but do not convert to another class.

  See "Shareholder Guide--Alternative Purchase Plan" at page 26.

HOW DO I SELL MY SHARES?

  You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide--How To Sell Your Shares" at page 28.

HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?

  The Fund expects to pay dividends of net investment income monthly and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Fund at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 23.

                                 FUND EXPENSES

SHAREHOLDER TRANSACTION EXPENSES+              CLASS A SHARES        CLASS B SHARES               CLASS C SHARES
                                               --------------   ------------------------     ------------------------
    Maximum Sales Load Imposed on Purchases
     (as a percentage of offering price).....        4%                   None                         None
    Maximum Sales Load or Deferred Sales Load
     Imposed on Reinvested Dividends.........       None                  None                         None
    Deferred Sales Load (as a percentage of
     original purchase price or redemption
     proceeds, whichever is lower)...........       None        5%   during   the  first      1% on redemptions made
                                                                year, decreasing  by  1%        within one year of
                                                                annually  to  1%  in the             purchase
                                                                fifth  and  sixth  years
                                                                and 0% the seventh year*
    Redemption Fees..........................       None                  None                         None
    Exchange Fee.............................       None                  None                         None

ANNUAL FUND OPERATING EXPENSES                 CLASS A SHARES        CLASS B SHARES              CLASS C SHARES**
                                               --------------   ------------------------     ------------------------
(AS A PERCENTAGE OF AVERAGE NET ASSETS)
    Management Fees..........................        .50%                  .50%                         .50%
    12b-1 Fees++.............................        .15%                  .85%                         .75%
    Other Expenses...........................        .44%                  .44%                         .44%
                                                   -----                 -----                        -----
    Total Fund Operating Expenses............       1.09%                 1.79%                        1.69%
                                                   -----                 -----                        -----
                                                   -----                 -----                        -----
------------------

EXAMPLE                                                       1 YEAR      3 YEARS      5 YEARS      10 YEARS
                                                             --------     --------     --------     --------
You would pay the following expenses on a $1,000
  investment, assuming (1) 5% annual return and (2)
  redemption at the end of each time period:
    Class A................................................      51           73           98          168
    Class B................................................      68           86          107          183
    Class C**..............................................      27           53           92          200
You would pay the following expenses on the same
  investment, assuming no redemption:
    Class A................................................      51           73           98          168
    Class B................................................      18           56           97          183
    Class C**..............................................      17           53           92          200
The  above example with respect to Class B shares is based on restated data for the Fund's fiscal year ended
October 31, 1994. The above example with respect to  Class C shares is based upon expenses expected to  have been  incurred if Class C shares had been in existence during the entire fiscal year ended October 31, 1994.
THE EXAMPLE SHOULD NOT  BE CONSIDERED A REPRESENTATION  OF PAST OR FUTURE  EXPENSES. ACTUAL EXPENSES MAY  BE
GREATER OR LESS THAN THOSE SHOWN.
The  purpose of this table  is to assist investors  in understanding the various  costs and expenses that an investor in the  Fund will  bear, whether  directly or  indirectly. For  more complete  descriptions of  the various  costs and expenses, see "How  the Fund is Managed." "Other  Expenses" include operating expenses of the Fund, such as Trustees' and professional  fees, registration fees, reports to shareholders and  transfer agency and custodian fees.

---------------
   * Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature--Class B Shares."
  ** Estimated based on expenses expected to have been incurred if Class C shares had been in existence during the entire fiscal year ended October 31, 1994.
   + Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on the Fund rather than on a per shareholder basis. Therefore long-term shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed--Distributor."
  ++ Although the Class A, Class B and Class C Distribution and Service Plans provide that the Fund may pay up to an annual rate of .30 of 1% of the average daily net assets of the Class A shares and 1% of the average daily net assets of each of the Class B and Class C shares, the Distributor has agreed to limit its distribution fees with respect to Class A shares of the Fund to .15 of 1% of the average daily net asset value of the Class A shares, with respect to the Class B shares of the Fund to .85 of 1% of the average daily net asset value of the Class B shares and, with respect to the Class C shares of the Fund to .75 of 1% of the average daily net assets of the Class C shares, each for the fiscal year ending October 31, 1995. See "How the Fund is Managed--Distributor." Total operating expenses without such limitations would be 1.24% for Class A shares, 1.94% for Class B shares and 1.94% for Class C shares.

                              FINANCIAL HIGHLIGHTS
                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)
                                (CLASS A SHARES)

  The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class A share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements.

                                                  CLASS A
                                 -----------------------------------------    JANUARY 22,
                                                                                 1990@
                                          YEAR ENDED OCTOBER 31,                THROUGH
                                 -----------------------------------------    OCTOBER 31,
                                   1994       1993       1992       1991         1990
                                 --------    -------    -------    -------    -----------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period.......................   $ 10.59     $ 9.69     $ 9.49     $ 8.97       $ 9.31
                                 --------    -------    -------    -------    -----------
INCOME FROM INVESTMENT
 OPERATIONS:
Net investment income.........       .61        .64        .68        .66          .55
Net realized and unrealized
 gain (loss)
 on investment transactions...     (1.43)       .90        .20        .52         (.34)
                                 --------    -------    -------    -------    -----------
Total from investment
 operations...................      (.82)      1.54        .88       1.18          .21
                                 --------    -------    -------    -------    -----------
LESS DISTRIBUTIONS:
Dividends from net investment
 income.......................      (.61)      (.64)      (.68)      (.66)        (.55)
                                 --------    -------    -------    -------    -----------
Net asset value, end of
 period.......................      9.16     $10.59     $ 9.69     $ 9.49       $ 8.97
                                 --------    -------    -------    -------    -----------
                                 --------    -------    -------    -------    -----------
TOTAL RETURN#.................     (7.74)%    16.43%      9.39%     13.72%        2.16%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
 (000)........................    $6,776     $6,849     $5,024     $2,574       $1,617
Average net assets (000)......    $7,093     $6,339     $3,769     $2,158         $918
Ratios to average net assets:
  Expenses, including
   distribution fees..........      1.09%       .96%       .94%      1.24%        1.08%*
  Expenses, excluding
   distribution fees..........       .94%       .81%       .79%      1.09%         .94%*
  Net investment income.......      6.35%      6.35%      6.92%      7.24%        7.16%*
Portfolio turnover............        40%        66%        66%       236%         608%

-----------------
  @ Commencement of offering of Class A shares.
  # Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
  * Annualized.

                              FINANCIAL HIGHLIGHTS
                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)
                                (CLASS B SHARES)

  The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class B share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements.

                                                                  CLASS B
                                 --------------------------------------------------------------------------   NOVEMBER 7,
                                                                                                                1986++
                                                           YEAR ENDED OCTOBER 31,                               THROUGH
                                 --------------------------------------------------------------------------   OCTOBER 31,
                                   1994       1993       1992       1991       1990     1989+++     1988++       1987
                                 --------   --------   --------   --------   --------   --------   --------   -----------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period.......................   $  10.60   $   9.70   $   9.50   $   8.97   $   9.54   $   9.05   $   9.04     $10.00
                                 --------   --------   --------   --------   --------   --------   --------   -----------
INCOME FROM INVESTMENT
 OPERATIONS:
Net investment income.........        .53        .55        .59        .59        .62        .64        .66+       .65+
Net realized and unrealized
 gain (loss)
 on investment transactions...      (1.44)       .90        .20        .53       (.57)       .52        .13       (.85)
                                 --------   --------   --------   --------   --------   --------   --------   -----------
Total from investment
 operations...................       (.91)      1.45        .79       1.12        .05       1.16        .79       (.20)
                                 --------   --------   --------   --------   --------   --------   --------   -----------
LESS DISTRIBUTIONS:
Dividends from net investment
 income.......................       (.53)      (.55)      (.59)      (.59)      (.62)      (.64)      (.66)      (.65)
Distributions from net
 realized gains...............      --         --         --         --         --         --         --          (.11)
Distributions from paid-in
 capital......................      --         --         --         --         --          (.03)      (.12)     --
                                 --------   --------   --------   --------   --------   --------   --------   -----------
Total distributions...........       (.53)      (.55)      (.59)      (.59)      (.62)      (.67)      (.78)      (.76)
                                 --------   --------   --------   --------   --------   --------   --------   -----------
Net asset value, end of
 period.......................   $   9.16   $  10.60   $   9.70   $   9.50   $   8.97   $   9.54   $   9.05     $ 9.04
                                 --------   --------   --------   --------   --------   --------   --------   -----------
                                 --------   --------   --------   --------   --------   --------   --------   -----------
TOTAL RETURN#.................      (8.58)%    15.44%      8.46%     12.86%       .64%     13.53%      8.79%     (2.21)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
 (000)........................   $124,094   $166,907   $155,143   $158,790   $172,521   $169,825   $169,261   $213,078
Average net assets (000)......   $146,123   $162,107   $154,502   $168,421   $174,276   $156,322   $191,342   $184,510
Ratios to average net assets:
  Expenses, including
   distribution fees..........       1.75%      1.81%      1.79%      2.09%      1.99%      2.05%      1.76%+     1.13%+*
  Expenses, excluding
   distribution fees..........        .94%       .81%       .79%      1.09%       .99%      1.06%       .75%+      .23%+*
  Net investment income.......       5.69%      5.50%      6.07%      6.39%      6.89%      6.95%      7.36%+     6.76%+*
Portfolio turnover............         40%        66%        66%       236%       608%       392%        73%        64%

-----------------
  # Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
 ++ Commencement of investment operations.
  * Annualized.
  + Net of expense subsidy and fee waiver.
 ++ On March  1, 1988,  Prudential Mutual  Fund Management,  Inc. succeeded  The
    Prudential Insurance Company of America as manager of the Fund.
+++ Effective September 5, 1989, the Fund's investment objective changed from seeking a high current return to seeking a high total return. Accordingly, historical per share data and ratios may not accurately reflect future data and ratios.

                              FINANCIAL HIGHLIGHTS
           (FOR A SHARE OUTSTANDING THROUGHOUT THE INDICATED PERIOD)
                                (CLASS C SHARES)

   The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class C share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. The information is based on data contained in the financial statements.

                                         AUGUST 1,
                                       1994* THROUGH
                                        OCTOBER 30,
                                            1994
                                       --------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period..............................      $    9.58
                                           ------
INCOME FROM INVESTMENT OPERATIONS
Net investment income (loss).........                .15
Net realized and unrealized gain
 (loss) on investment transactions...           (.42)
                                           ------
  Total from investment operations...           (.27)
                                           ------
LESS DISTRIBUTIONS
Dividends from net investment
 income..............................           (.15)
                                           ------
Net asset value, end of period.......      $    9.16
                                           ------
                                           ------
TOTAL RETURN +:......................          (3.03)%
RATIOS/SUPPLEMENTAL DATA++:
Net assets, end of year (000)........      $   46
Average net assets (000).............      $   23
Ratios to average net assets:#
  Expenses, including distribution
   fees..............................           1.82%*
  Expenses, excluding distribution
   fees..............................           1.07%*
  Net investment income (loss).......           6.25%*
Portfolio turnover...................          39%

   ------------------
    *Commencement of offering of Class C shares.
   **Annualized.
    +Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
    #Because of the event referred to in * and the timing of such, the ratios for Class C shares are not necessarily comparable to that of Class A and Class B shares and are not necessarily indicative of future ratios.

                              HOW THE FUND INVESTS

INVESTMENT OBJECTIVE AND POLICIES

  THE FUND'S INVESTMENT OBJECTIVE IS TO SEEK A HIGH TOTAL RETURN (CAPITAL APPRECIATION PLUS HIGH CURRENT INCOME). THE FUND WILL SEEK TO ACHIEVE THIS OBJECTIVE PRIMARILY BY INVESTING IN U.S. GOVERNMENT SECURITIES, INCLUDING U.S. TREASURY BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY, AND OBLIGATIONS ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES. THESE GUARANTEES APPLY ONLY TO THE PAYMENT OF PRINCIPAL AND INTEREST ON THESE SECURITIES AND DO NOT EXTEND TO THE SECURITIES' YIELD OR VALUE, WHICH ARE LIKELY TO VARY WITH FLUCTUATIONS IN INTEREST RATES NOR DO THE GUARANTEES EXTEND TO THE YIELD OR VALUE OF THE FUND'S SHARES. SEE "ADDITIONAL INVESTMENT INFORMATION--MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT INSTRUMENTALITIES" IN THE STATEMENT OF ADDITIONAL INFORMATION. AT LEAST 65% OF THE TOTAL ASSETS OF THE FUND WILL BE INVESTED IN U.S. GOVERNMENT SECURITIES. THERE CAN BE NO ASSURANCE THAT THE FUND WILL MEET ITS OBJECTIVE. See "Investment Objectives and Policies" in the Statement of Additional Information.

  THE FUND'S INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND MAY NOT BE CHANGED WITHOUT THE APPROVAL OF A MAJORITY OF THE FUND'S OUTSTANDING VOTING SECURITIES AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). FUND POLICIES THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE BOARD OF DIRECTORS.

  U.S. GOVERNMENT SECURITIES

  U.S. TREASURY SECURITIES

  THE FUND WILL INVEST IN U.S. TREASURY SECURITIES, INCLUDING BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

  SECURITIES ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES AND
  INSTRUMENTALITIES

  THE FUND WILL INVEST IN SECURITIES ISSUED BY AGENCIES OF THE U.S. GOVERNMENT OR INSTRUMENTALITIES OF THE U.S. GOVERNMENT. These obligations, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the full faith and credit of the United States. Obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank are backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitments. Securities in which the Fund may invest which are not backed by the full faith and credit of the United States include obligations such as those issued by the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) and the United States Postal Service, each of which has the right to borrow from the United States Treasury to meet its obligations, and obligations of the Federal Farm Credit Bank and the Federal Home Loan Bank, the obligations of which may only be satisfied by the individual credit of the issuing agency. GNMA, FNMA and FHLMC investments may include collateralized mortgage obligations. See "Other Investments" below.

  Obligations issued or guaranteed as to principal and interest by the United States Government may be acquired by the Fund in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain United States Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are commonly referred to as Treasury strips.

  MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES

  THE FUND WILL INVEST IN MORTGAGE-BACKED SECURITIES INCLUDING THOSE REPRESENTING AN UNDIVIDED OWNERSHIP INTEREST IN A POOL OF MORTGAGES, E.G., GNMA, FNMA AND FHLMC CERTIFICATES. The U.S. Government or the issuing agency guarantees the payment of interest and principal of these securities. However, the guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do the guarantees extend to the yield or value of the Fund's shares. See "Additional Investment Information--Mortgage-Related Securities Issued by U.S. Government Instrumentalities" in the Statement of Additional Information. These certificates are in most cases "pass-through" instruments, through which the holder  receives  a  share  of  all interest  and  principal  payments  from the mortgages underlying the certificate, net of certain fees. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life or realized yield of a particular issue of pass-through certificates. Mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying mortgage obligations. For example, securities backed by mortgages with thirty-year maturities are customarily treated as prepaying fully in the twelfth year and securities backed by mortgages with fifteen-year maturities are treated as prepaying fully in the seventh year. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. The Fund's ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages must be reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium could result in capital losses.

  THE FUND MAY ALSO INVEST IN BALLOON PAYMENT MORTGAGE-BACKED SECURITIES. A balloon payment mortgage-backed security is an amortizing mortgage security with installments of principal and interest, the last installment of which is predominantly principal.

  THE FUND MAY ALSO INVEST IN MORTGAGE PASS-THROUGH SECURITIES WHERE ALL INTEREST PAYMENTS GO TO ONE CLASS OF HOLDERS (INTEREST ONLY SECURITIES OR IOS) AND ALL PRINCIPAL PAYMENTS GO TO A SECOND CLASS OF HOLDERS (PRINCIPAL ONLY SECURITIES OR POS). These securities are commonly referred to as mortgage-backed securities strips or MBS strips. The yields to maturity on IOs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in these securities. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

  ZERO-COUPON BONDS

  THE FUND MAY INVEST IN ZERO-COUPON U.S. GOVERNMENT SECURITIES. Zero-coupon bonds are generally purchased at a discount from the face amount because the buyer receives only the right to receive a fixed payment on a certain date in the future and does not receive any periodic interest payments. The effect of owning instruments which do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to reinvest distributions at a rate as high as the implicit yield on the zero-coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, zero-coupon bonds are subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities which pay interest currently, which fluctuation increases the longer the period to maturity.

  Although the Fund does not receive interest payments on zero-coupon bonds in cash, it is required to accrue interest on such bonds for tax purposes. Accordingly, in order to meet the requirement that it distribute at least 90% of its net investment income and net short-term gains earned in each taxable year, the Fund may have to liquidate securities or borrow money. To date, the Fund has not engaged in borrowing or liquidated securities solely or primarily for the purpose of meeting income distribution requirements attributable to investments in zero-coupon bonds. See "Taxes" in the Statement of Additional Information.

  Only zero-coupon government securities issued as such by the U.S. Government under its Separate Trading of Registered Interest and Principal Securities (STRIPS) program are treated by the Fund as U.S. Government securities. Zero-coupon securities created by financial institutions (usually investment banks) such as the Certificates of Accrual on Treasury securities (CATS) created by Salomon Brothers, Inc. and the Lehman Investment Opportunity Notes (LIONS) created by Shearson Lehman Hutton, Inc., may be purchased by the Fund, subject to the 35% limit on "Other Investments," described below.

  ADJUSTABLE RATE U.S. GOVERNMENT SECURITIES

  THE FUND MAY INVEST IN ADJUSTABLE RATE U.S. GOVERNMENT SECURITIES. Adjustable rate securities are debt securities having interest rates which are adjusted or reset at periodic intervals ranging from one month to three years. The interest rate of an adjustable rate security typically responds to changes in general market levels of interest. The interest paid on any particular adjustable rate security is a function of the index upon which the interest rate of that security is based.

  The adjustable rate feature of the securities in which the Fund may invest will tend to reduce sharp changes in the Fund's net asset value in response to normal interest rate fluctuations. As the coupon rates of the Fund's adjustable rate securities are reset periodically, yields of these portfolio securities will reflect changes in market rates and should cause the net asset value of the Fund's shares to fluctuate less dramatically than that of a fund invested in long-term fixed rate securities. However, while the adjustable rate feature of such securities will tend to limit sharp swings in the Fund's net asset value in response to movements in general market interest rates, it is anticipated that during periods of fluctuations in interest rates, the net asset value of the Fund will fluctuate. See "Other Investments" below.

OTHER INVESTMENTS

  AT LEAST 65% OF THE TOTAL ASSETS OF THE FUND WILL BE INVESTED IN U.S. GOVERNMENT SECURITIES, AS DESCRIBED ABOVE. U.S. Government securities which are purchased pursuant to repurchase agreements or on a when-issued or delayed delivery basis will be treated as U.S. Government securities for purposes of this calculation. See "Repurchase Agreements" and "When-Issued and Delayed Delivery Securities" below.

  UP TO 35% OF THE TOTAL ASSETS OF THE FUND MAY BE COMMITTED TO INVESTMENTS OTHER THAN U.S. GOVERNMENT SECURITIES. These investments would include the securities described in this subsection ("Other Investments") as well as purchased put and call options on securities and purchased put and call options on futures contracts. See "Options Transactions" and "Transactions in Futures Contracts and Options Thereon" below.

  THE FUND MAY ALSO INVEST IN DEBT SECURITIES OF COMPANIES WHICH ARE RATED, OR ARE ISSUED BY COMPANIES THAT HAVE OUTSTANDING DEBT SECURITIES RATED, A OR HIGHER BY STANDARD & POOR'S RATINGS GROUP, MOODY'S INVESTORS SERVICE OR BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION (NRSRO), OR, IF NOT RATED, ARE OF COMPARABLE QUALITY IN THE OPINION OF THE FUND'S INVESTMENT ADVISER. The Fund has no limitations with respect to the maturities of portfolio securities in which it may invest. The prices of debt securities generally increase when interest rates decline and decrease when interest rates rise. See "Description of Security Ratings" in the Appendix to the Statement of Additional Information.

  THE FUND IS PERMITTED TO INVEST UP TO 20% OF ITS TOTAL ASSETS IN HIGH QUALITY MONEY MARKET INSTRUMENTS, INCLUDING COMMERCIAL PAPER OF DOMESTIC CORPORATIONS AND CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND OTHER OBLIGATIONS OF DOMESTIC AND FOREIGN BANKS. Such obligations will, at the time of purchase, be rated within the two highest quality grades as determined by Moody's Investors Service or Standard & Poor's Ratings Group (or another nationally recognized statistical rating organization (NRSRO)) or, if unrated, will be of equivalent quality in the judgment of the Fund's investment adviser.

  THE FUND MAY INVEST IN OBLIGATIONS OF FOREIGN BANKS AND FOREIGN BRANCHES OF U.S. BANKS ONLY IF AFTER GIVING EFFECT TO SUCH INVESTMENT ALL SUCH INVESTMENTS WOULD CONSTITUTE LESS THAN 10% OF THE FUND'S TOTAL ASSETS (DETERMINED AT THE TIME OF INVESTMENT). These investments may be subject to certain risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and foreign exchange controls or other restrictions. In addition, there may be less publicly available information about a foreign bank or foreign branch of a U.S. bank than about a domestic bank and such entities may not be subject to the same accounting, auditing and financial recordkeeping standards and requirements as domestic banks.

  THE FUND MAY INVEST IN DEBT SECURITIES WHICH ARE DENOMINATED IN UNITED STATES DOLLARS AND THAT ARE ISSUED BY FOREIGN CORPORATIONS, FOREIGN GOVERNMENTS OR BY SUPRANATIONAL ORGANIZATIONS such as the World Bank, which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions.

  THE FUND MAY ALSO PURCHASE PRIVATE MORTGAGE PASS-THROUGH SECURITIES. Private mortgage pass-through securities are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Since private mortgage pass-through securities typically are not guaranteed by an entity having the credit status of GNMA, FNMA and FHLMC, such securities generally are structured with one or more types of credit enhancement. The Fund will only purchase private mortgage pass-through securities that are rated A or better by a NRSRO.

  THE FUND MAY ALSO PURCHASE COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS). A CMO is a security issued by a corporation or a U.S. Government instrumentality which is backed by a portfolio of mortgages or mortgage-backed securities. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are partitioned into several classes with a ranked priority by which the classes of obligations are redeemed. The Fund may invest in CMOs issued by GNMA, FNMA or FHLMC and in privately issued CMOs which are collateralized by mortgage-backed securities issued by GNMA, FHLMC or FNMA or by whole loan-private mortgage pass-through securities and by balloon payment mortgage-backed securities. CMOs issued by GNMA, FHLMC or FNMA are considered U.S. Government securities for purposes of this Prospectus. In reliance on recently enacted rules and on interpretations of the Securities and Exchange Commission (SEC), the Fund's investments in certain qualifying CMOs are not subject to the Investment Company Act's limitation on acquiring interests in other investment companies. To the extent the issuer of a privately issued CMO is considered to be an "investment company" under these rules and interpretations, the Fund's investment in the
CMOs of such issuer will be limited to no more than 5% of the Fund's total assets, and the Fund's investment in all such CMOs, together with securities issued by other investment companies, will not exceed 5% of the Fund's total assets. See "Additional Investment Information-- Collateralized Mortgage Obligations" in the Statement of Additional Information.

  THE FUND MAY ALSO PURCHASE ZERO-COUPON SECURITIES CREATED BY FINANCIAL INSTITUTIONS. See "Zero-Coupon Bonds" above.

  THE FUND MAY ALSO PURCHASE NON-U.S. GOVERNMENT ADJUSTABLE RATE SECURITIES. Adjustable rate securities allow the Fund to participate in increases in interest rates through periodic interest rate adjustments resulting in both higher yields and lower price fluctuations. During periods of declining interest rates, coupon rates may readjust downward resulting in lower yields to the Fund. The value of an adjustable rate security is unlikely to rise during periods of declining interest rates to the same extent as fixed rate instruments. With mortgage-backed securities, interest rate declines may result in accelerated prepayment of mortgages with the result that proceeds from prepayments will be reinvested at lower interest rates. During periods of rising interest rates, changes in the coupon rate will lag behind changes in the market rate resulting in a lower net asset value until the coupon resets to market rates. Investors who sell shares before the interest rates in portfolio securities are adjusted could suffer some loss of principal. Adjustable rate securities are also typically subject to maximum increases and decreases in the interest rate adjustment which can be made on any one adjustment date, in any one year, or during the life of the security. In the event of dramatic increases or decreases in prevailing market interest rates, the value of the Fund may fluctuate more substantially since these limits may prevent the security from fully adjusting its interest rate to the prevailing market rates. See "Adjustable Rate U.S. Government Securities" above.

  THE FUND MAY ALSO PURCHASE ADJUSTABLE RATE MORTGAGE SECURITIES (ARMS), which are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

  ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the security. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Alternatively, certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is utilized to reduce the then outstanding principal balance of the ARM.

  THE FUND MAY ALSO INVEST IN ASSET-BACKED SECURITIES. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily automobile and credit card receivables, have been securitized in pass-through structures similar to mortgage pass-through structures or in a pay-through structure similar to the collateralized mortgage structure. The Fund may invest in these and other types of asset-backed securities which may be developed in the future. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the related collateral. Credit card receivables are generally unsecured. In connection with automobile receivables, the security interests in the underlying automobiles are often not transferred when the pool is created, with the resulting possibility that the collateral could be resold. In general, these types of loans are of shorter average life than mortgage loans and are less likely to have substantial prepayments.

  OPTIONS TRANSACTIONS

  THE FUND WRITES (I.E., SELLS) COVERED PUT AND CALL OPTIONS ON U.S. GOVERNMENT SECURITIES. When the Fund writes an option, it receives a premium which it retains whether or not the option is exercised. The Fund's principal reason for writing options is to realize, through the receipt of premiums, a greater current return than would be realized on the underlying securities alone.

  THERE IS NO LIMITATION ON THE AMOUNT OF CALL OPTIONS THE FUND MAY WRITE. HOWEVER, THE FUND MAY ONLY WRITE COVERED PUT OPTIONS TO THE EXTENT THAT COVER FOR SUCH OPTIONS DOES NOT EXCEED 50% OF THE FUND'S NET ASSETS. See "Additional Investment Information--Options Transactions and Related Risks" in the Statement of Additional Information.

  THE FUND MAY PURCHASE PUT AND CALL OPTIONS ON U.S. GOVERNMENT SECURITIES. The Fund may purchase call options on U.S. Government securities it intends to acquire in order to hedge against an anticipated market appreciation in the price of the underlying securities at limited risk and with a limited cash outlay. Similarly, the Fund may purchase call options on U.S. Government securities as a hedge against appreciation in the value of other debt securities it intends to acquire when there is a high degree of correlation between the value of the U.S. Government securities underlying the call option and the value of the securities to be acquired. If the market price does rise as anticipated, the Fund will benefit from that rise but only to the extent that the rise exceeds the premiums paid. If the anticipated rise does not occur or if it does not exceed the premium, the Fund will bear the expense of the option premiums and transaction costs without gaining an offsetting benefit. If the Fund purchases a call option on U.S. Government securities as a hedge against appreciation in the value of other debt securities it intends to acquire, there is an additional risk that the correlation between the two values will not be as close as anticipated. The Fund may also purchase a call option to close an existing option position.

  The Fund may purchase put options on U.S. Government securities in an effort to protect the value of a security which it owns against a substantial decline in market value (protective puts). The Fund would use this strategy if the Fund's investment adviser believes that a defensive posture is warranted for a portion of the portfolio. Protection is provided during the life of the put because the put gives the Fund the right to sell the underlying security at the put exercise price, regardless of a decline in the underlying security's market price below the exercise price. This right protects the Fund from the security's possible decline in value below the strike price of the option. Any loss to the Fund is limited to the premium paid for, and commissions paid in connection with, the put plus the initial excess, if any, of the market price of the underlying security over the put's exercise price. However, if the market price of the security increases, the profit the Fund realizes on the sale of the security will be reduced by the premium paid for, and the commissions paid in connection with, the put option. The Fund may also purchase a put option to cover a put option it has written.

  The Fund may wish to protect certain portfolio securities against a decline in market value at a time when put options on those particular securities are not available for purchase. The Fund may therefore purchase a put option on securities other than those it wishes to protect even though it does not hold such other securities in its portfolio. While changes in the value of the put option should generally offset changes in the value of the securities being hedged, the correlation between the two values may not be as close in these transactions as in transactions in which the Fund purchases a put option on an underlying security it owns.

  THE FUND WILL NOT PURCHASE AN OPTION ON U.S. GOVERNMENT SECURITIES IF, AS A RESULT OF SUCH PURCHASE, MORE THAN 20% OF ITS TOTAL ASSETS WOULD BE INVESTED IN PREMIUMS FOR SUCH OPTIONS AND ON OPTIONS ON FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES.

  OTHER CONSIDERATIONS

  ALL OPTIONS PURCHASED OR SOLD BY THE FUND WILL BE TRADED ON A U.S. SECURITIES EXCHANGE OR WILL BE PURCHASED OR SOLD BY A PRIMARY GOVERNMENT SECURITIES DEALER RECOGNIZED BY THE FEDERAL RESERVE BANK OF NEW YORK (OTC OPTIONS). While exchange-traded options are in effect guaranteed by the Options Clearing Corporation, the Fund relies on the dealer from whom it purchases an OTC option to perform if the option is exercised. Failure by the dealer to do so would result in the loss of premium paid by the Fund as well as loss of the expected benefit of the transaction.

  Exchange-traded options generally have a continuous liquid market while OTC options may not. Consequently, the Fund will generally be able to realize the value of an OTC option it has purchased only by exercising it or reselling it to the dealer who issued it. Similarly, when the Fund writes an OTC option, it generally will be able to close out the OTC option prior to its expiration only by entering into a closing purchase transaction with the dealer to which the Fund originally wrote the OTC option. While the Fund will seek to enter into OTC options only with dealers who will agree to and which are expected to be capable of entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to liquidate an OTC option at a favorable price at any time prior to expiration. Until the Fund, as a covered OTC call option writer, is able to effect a closing purchase transaction, it will not be able to liquidate securities used as cover until the option expires, is exercised or the Fund provides substitute cover. In the event of insolvency of the contra party, the Fund may be unable to liquidate an OTC option. With respect to options written by the Fund, the inability to enter into a closing transaction may result in material losses to the Fund. For example, since the Fund must maintain a covered position with respect to any call option on a security it writes, the Fund may be limited in its ability to sell the underlying security while it is obligated under an option. This requirement may impair the Fund's ability to sell a portfolio security at a time when such a sale might be advantageous.

  The Fund's investment adviser monitors the creditworthiness of dealers with whom the Fund enters into OTC option transactions under the Trustees' general supervision. The Fund's ability to enter into options contracts may be limited by the Internal Revenue Code's requirements for qualification as a registered investment company. See "Additional Investment Information--Options Transactions and Related Risks" in the Statement of Additional Information.

  TRANSACTIONS IN FUTURES CONTRACTS AND OPTIONS THEREON

  THE FUND MAY PURCHASE AND SELL FINANCIAL FUTURES CONTRACTS AND OPTIONS THEREON WHICH ARE TRADED ON A COMMODITIES EXCHANGE OR BOARD OF TRADE FOR CERTAIN HEDGING, RETURN ENHANCEMENT AND RISK MANAGEMENT PURPOSES IN ACCORDANCE WITH REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION (CFTC). THESE FUTURES CONTRACTS AND RELATED OPTIONS WILL BE ON DEBT SECURITIES, FINANCIAL INDICES, U.S. GOVERNMENT SECURITIES, FOREIGN GOVERNMENT SECURITIES AND FOREIGN CURRENCIES AND INCLUDE FUTURES CONTRACTS AND OPTIONS WHICH ARE LINKED TO THE LONDON INTERBANK OFFERED RATE (LIBOR). A futures contract is an agreement to purchase or sell an agreed amount of such securities at a set price for delivery on an agreed future date. The Fund may purchase a futures contract as a hedge against an anticipated decline in interest rates, and resulting increase in market price, in securities the Fund intends to acquire. The Fund may sell a futures contract as a hedge against an anticipated increase in interest rates, and resulting decline in market price, in securities the Fund owns.

  THE FUND MAY ALSO PURCHASE AND WRITE (I.E., SELL) "COVERED" PUT AND CALL OPTIONS ON FUTURES CONTRACTS THAT ARE TRADED ON U.S. COMMODITY EXCHANGES. The Fund will write options on futures contracts for hedging purposes as well as to realize through the receipt of premium income a greater return than would be realized on the Fund's portfolio securities alone. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume an offsetting futures position (a short position if the option is a call and a long position if the option is a put). Upon exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The Fund may also enter into closing transactions with respect to futures contracts and options thereon to terminate existing positions.

  THE FUND MAY ALSO FROM TIME TO TIME PURCHASE EURODOLLAR INSTRUMENTS TRADED ON THE CHICAGO MERCANTILE EXCHANGE. EURODOLLAR INSTRUMENTS ARE ESSENTIALLY U.S. DOLLAR-DENOMINATED FUTURES CONTRACTS OR OPTIONS THEREON WHICH ARE LINKED TO LIBOR. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund intends to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps are linked. The use of these instruments is subject to the same limitations and risks as those applicable to the use of interest rate futures contracts and options thereon.

  THE FUND WILL ENGAGE IN TRANSACTIONS IN FUTURES CONTRACTS AND OPTIONS THEREON ONLY FOR BONA FIDE HEDGING, YIELD ENHANCEMENT AND RISK MANAGEMENT PURPOSES, IN EACH CASE IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE CFTC, AND NOT FOR SPECULATION.

  As an alternative to BONA FIDE hedging as defined by the CFTC, the Fund may comply with a different standard established by CFTC rules with respect to futures contracts and options thereon purchased by the Fund incidental to the Fund's activities in the securities markets, under which the value of the assets underlying such positions will not exceed the sum of (i) cash set aside in an identifiable manner or short-term U.S. Government or other U.S. dollar-denominated high-grade short-term debt securities segregated for this purpose, (ii) cash proceeds on existing investments due within thirty days, and (iii) accrued profits on the particular futures contract or option thereon.

  THE FUND WILL NOT ENTER INTO FUTURES CONTRACTS OR RELATED OPTIONS FOR YIELD ENHANCEMENT AND RISK MANAGEMENT PURPOSES FOR WHICH THE AGGREGATE INITIAL MARGIN AND PREMIUMS EXCEED 5% OF THE LIQUIDATION VALUE OF THE FUND'S TOTAL ASSETS AFTER TAKING INTO ACCOUNT UNREALIZED PROFITS AND UNREALIZED LOSSES ON ANY SUCH CONTRACTS THE FUND HAS ENTERED INTO; PROVIDED, HOWEVER, THAT IN THE CASE OF AN OPTION THAT IS IN-THE-MONEY AT THE TIME OF PURCHASE, THE IN-THE-MONEY AMOUNT MAY BE EXCLUDED IN COMPUTING SUCH 5%. THE FUND MAY PURCHASE AND SELL FUTURES
CONTRACTS OR RELATED OPTIONS, WITHOUT LIMITATION, FOR BONA FIDE HEDGING PURPOSES. THE FUND'S ABILITY TO ENTER INTO TRANSACTIONS IN FUTURES CONTRACTS AND OPTIONS THEREON MAY BE LIMITED BY THE INTERNAL REVENUE CODE'S REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY. See "Taxes" in the Statement of Additional Information. Except as described above, there are no other restrictions on the Fund's ability to enter into transactions in futures contracts and options thereon.

  RISK CONSIDERATIONS

  CERTAIN RISKS ARE INHERENT IN THE FUND'S USE OF FUTURES CONTRACTS AND OPTIONS ON FUTURES. One such risk arises because the correlation between movements in the price of futures and movements in the price of the debt securities that are the subject of the hedge will not be perfect. Another risk is that the movements in the price of futures contracts or options on futures may not move inversely with changes in interest rates. If the Fund has sold futures contracts to hedge securities held by the Fund and the value of the futures position declines more than the price of such securities increases, the Fund will realize a loss on the futures contracts which is not completely offset by the appreciation in the price of the hedged securities. Similarly, if the Fund has written a call on a futures contract and the value of the call increases by more than the increase in the value of the securities held as cover, the Fund may realize a loss on the call which is not completely offset by the appreciation in the price of the securities held as cover and the premium received for writing the call.

  The Fund's ability to establish and close out positions in futures contracts and options on futures contracts will be subject to the existence of a liquid secondary market. Although the Fund generally will purchase or sell only those futures contracts and options thereon for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular futures contract or option or at any particular time. In the event no such market exists for a particular futures contract or option thereon in which the Fund maintains a position, it will not be possible to effect a closing transaction in that contract and the Fund would have to either make or take delivery under the futures contract, or in the case of a written option, wait to sell the underlying securities until the option expires or is exercised. In the case of a futures contract which the Fund is unable to close, the Fund would be required to maintain margin deposits on the contract and to make variation margin payments until the contract is closed.

  Successful use of futures contracts and options thereon by the Fund is subject to the ability of the Fund's investment adviser to predict correctly movements in the direction of interest rates and securities prices. If the investment adviser's expectations are not met, the Fund would be in a worse position than if a hedging strategy had not been pursued. Certain skills required to successfully use futures contracts or related options are different from those required to select portfolio securities. The Fund's investment adviser advises other investment companies which invest in futures contracts for BONA FIDE hedging.

  Exchanges on which futures contracts are traded may impose limits on the positions that the Fund may take in certain circumstances. In addition, some futures markets have daily limits on market price movements of certain futures contracts.

  See "Additional Investment Information--Futures Contracts on U.S. Government Securities" in the Statement of Additional Information.

  REPURCHASE AGREEMENTS

  The Fund may on occasion enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the Fund at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the security. The Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the purchase price including accrued interest earned on the underlying securities. The instruments held as collateral are valued daily, and as the value of instruments declines, the Fund will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. The Fund participates in a joint repurchase account with other investment companies managed by Prudential Mutual Fund Management, Inc. pursuant to an order of the SEC. See "Additional Investment Information--Repurchase Agreements" in the Statement of Additional Information.

  REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

  The Fund may enter into reverse repurchase agreements and dollar rolls. The proceeds from such transactions will be used for the clearance of transactions or to take advantage of investment opportunities.

  Reverse repurchase agreements involve sales by the Fund of securities concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.

  Dollar rolls involve sales by the Fund of securities for delivery in the current month and a simultaneous contract to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction.

  The Fund will establish a segregated account with its Custodian in which it will maintain cash, U.S. Government securities or other liquid high-grade debt obligations equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

  Reverse repurchase  agreements  and  dollar rolls,  including  covered  dollar rolls, are speculative techniques involving leverage and are considered borrowings by the Fund for purposes of the percentage limitations applicable to borrowings. See "Borrowing" below.

  SECURITIES LENDING

  The Fund may lend its portfolio securities to brokers or dealers, banks or other recognized institutional borrowers of securities, provided that the borrower at all times maintains cash or equivalent collateral or secures a letter of credit in favor of the Fund in an amount equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower will pay the Fund an amount equivalent to any dividend or interest paid on such securities and the Fund may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower. As a matter of fundamental policy, the Fund cannot lend more than 30% of the value of its total assets.

  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

  The Fund may purchase or sell securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. The Fund's Custodian will maintain, in a segregated account of the Fund, cash, U.S. Government securities or other liquid high-grade debt obligations having a value equal to or greater than the Fund's purchase commitments; the Custodian will likewise segregate securities sold on a delayed delivery basis. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities, the value may be more or less than the purchase price and an increase in the percentage of the Fund's assets committed to the purchase of securities on a when-issued or delayed delivery basis may increase the volatility of the Fund's net asset value.

  BORROWING

  The Fund may borrow money up to 20% of the value of its total assets (calculated when the loan is made) from banks for temporary extraordinary or emergency purposes or for the clearance of transactions. The Fund may pledge up to 20% of its total assets to secure these borrowings.

OTHER INVESTMENT INFORMATION

  The Fund is permitted to purchase the following securities and to use the following investment techniques, although it does not anticipate that any of them will constitute a significant component of its investment program.

  SHORT SALES AGAINST-THE-BOX

  The Fund may make short sales against-the-box for the purpose of deferring realization of gain or loss for federal income tax purposes. A short sale "against-the-box" is a short sale in which the Fund owns an equal amount of the securities sold short or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short. The Fund may engage in such short sales only to the extent that not more than 10% of the Fund's net assets (determined at the time of the short sale) are held as collateral for such sales.

  INTEREST RATE SWAPS

  The Fund may enter into interest rate swaps. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, E.G., an exchange of floating rate payments for fixed-rate payments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions as a hedge and not as a speculative investment.

  See "Additional Investment Information--Interest Rate Transactions" in the Statement of Additional Information.

  ILLIQUID SECURITIES

  The Fund may invest up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Board of Directors. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.

  The staff of the SEC has taken the position that purchased over-the-counter options and the assets used as "cover" for written over-the-counter options are illiquid securities unless the Fund and the counterparty have provided for the Fund, at the Fund's election, to unwind the over-the-counter option. The exercise of such an option ordinarily would involve the payment by the Fund of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Fund to treat the assets used as "cover" as "liquid."

  When the Fund enters into interest rate swaps on other than a net basis, the entire amount of the Fund's obligations, if any, with respect to such interest rate swaps will be treated as illiquid. To the extent that the Fund enters into interest rate swaps on a net basis, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be treated as illiquid. The Fund will also treat non-U.S. Government POs and IOs as illiquid securities so long as the staff of the SEC maintains its position that such securities are illiquid.

  PORTFOLIO TURNOVER

  For the years ended October 31, 1994 and October 31, 1993, the turnover rates of the Fund's portfolio were 40% and 66%, respectively. Based on its experience in managing similar investment products, the investment adviser expects that, under normal circumstances, the Fund's portfolio turnover rate may exceed 200%. A high portfolio turnover rate (over 100%) may involve correspondingly greater brokerage commissions and other transaction costs. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

INVESTMENT RESTRICTIONS

  The Fund is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

                            HOW THE FUND IS MANAGED

  THE TRUSTEES OF THE FUND, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUND'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDE UPON MATTERS OF GENERAL POLICY. THE FUND'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUND. THE FUND'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.

  For the fiscal year ended October 31, 1994, the Fund's total expenses as a percentage of average net assets for the Fund's Class A, Class B and Class C shares were 1.09%, 1.75% and 1.82%, respectively. See "Financial Highlights."

MANAGER

  PRUDENTIAL MUTUAL FUND MANAGEMENT, INC. (PMF OR THE MANAGER), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS THE MANAGER OF THE FUND AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF .50 OF 1% OF THE FUND'S AVERAGE DAILY NET ASSETS. It was incorporated in May 1987 under the laws of the State of Delaware. For the fiscal year ended October 31, 1994, the Fund paid management fees to PMF of .50% of the Fund's average net assets.

  As of November 30, 1994, PMF served as the manager to 38 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 30 closed-end investment companies with aggregate assets of approximately $47 billion.

  UNDER THE MANAGEMENT AGREEMENT WITH THE FUND, PMF MANAGES THE INVESTMENT OPERATIONS OF THE FUND AND ALSO ADMINISTERS THE FUND'S CORPORATE AFFAIRS. SEE "MANAGER" IN THE STATEMENT OF ADDITIONAL INFORMATION.

  UNDER THE SUBADVISORY AGREEMENT BETWEEN PMF AND THE PRUDENTIAL INVESTMENT CORPORATION (PIC OR THE SUBADVISER), PIC FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUND AND IS REIMBURSED BY PMF FOR ITS REASONABLE COSTS AND EXPENSES INCURRED IN PROVIDING SUCH SERVICES. Under the Management Agreement, PMF continues to have responsibility for all investment advisory services and supervises PIC's performance of such services.

  The current portfolio manager of the Fund is Annamarie Carlucci, a Vice President of Prudential Investment Advisors, a unit of The Prudential Investment Corporation (PIC). Ms. Carlucci has responsibility for the day-to-day management of the Fund's portfolio. Ms. Carlucci has managed the Fund's portfolio since January 1991 and has been employed by PIC as a portfolio manager since 1988. Ms. Carlucci also serves as the portfolio manager of the Prudential Structured
Maturity Fund, Prudential Series Fund Government Securities Portfolio, Prudential Series Fund Bond Portfolio and Prudential Series Fund Zero Coupon Portfolios.

  PMF and PIC are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.

DISTRIBUTOR

  PRUDENTIAL MUTUAL FUND DISTRIBUTORS, INC. (PMFD), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE CLASS A SHARES OF THE FUND. IT IS A WHOLLY-OWNED SUBSIDIARY OF PMF.

  PRUDENTIAL SECURITIES INCORPORATED, ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292 (PRUDENTIAL SECURITIES OR PSI), IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE CLASS B AND CLASS C SHARES OF THE FUND. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.

  UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN, THE CLASS B PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUND UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND SEPARATE DISTRIBUTION AGREEMENTS (THE DISTRIBUTION AGREEMENTS), PMFD AND PRUDENTIAL SECURITIES (COLLECTIVELY, THE DISTRIBUTOR) INCUR THE EXPENSES OF DISTRIBUTING THE FUND'S CLASS A, CLASS B AND CLASS C SHARES. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses. The State of Texas requires that shares of the Fund may be sold in that state only by dealers or other financial institutions which are registered there as broker-dealers.

  Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

  UNDER THE CLASS A PLAN, THE FUND MAY PAY PMFD FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/ or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. PMFD has agreed to limit its distribution-related fees payable under the Class A Plan to .15 of 1% of the average daily net assets of the Class A shares for the fiscal year ending October 31, 1995.

  For the fiscal year ended October 31, 1994, PMFD received payments of $10,639 under the Class A Plan. This amount was primarily expended for payment of account servicing fees to financial advisers and other persons who sell Class A shares. For the fiscal year ended October 31, 1994, PMFD also received approximately $72,400 in initial sales charges.

  UNDER THE CLASS B AND CLASS C PLANS, THE FUND MAY PAY PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS B AND CLASS C SHARES AT AN ANNUAL RATE OF UP TO 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS B AND CLASS C SHARES, RESPECTIVELY. The Class B Plan provides for the payment to Prudential Securities of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class B shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares. The Class C Plan provides for the payment to Prudential Securities of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. Prudential Securities has agreed to limit its distribution-related fees payable under the Class B Plan to .85 of 1% of the average daily net assets of the Class B shares, and under the Class C Plan to .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending October 31, 1995. Prudential
Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide--How to Sell Your Shares--Contingent Deferred Sales Charges."

  For the fiscal year ended October 31, 1994, Prudential Securities incurred distribution expenses of approximately $1,190,900 under the Class B Plan and received $1,155,906 from the Fund under the Class B Plan, representing .81 of 1% of average daily net assets. In addition, Prudential Securities received approximately $446,200 in contingent deferred sales charges from redemptions of Class B shares during this period.

  For the period August 1, 1994 (commencement of operations of Class C shares) through October 31, 1994, Prudential Securities incurred distribution expenses of approximately $220 under the Class C Plan and received $42 from the Fund under the Class C Plan. Prudential Securities did not receive any contingent deferred sales charges from redemptions of Class C shares during this period.

  For fiscal year ended October 31, 1994, the Fund paid distribution expenses of .15%, .81% and .75% of the average daily net assets of the Class A, Class B and
Class C shares, respectively. The Fund records all payments made under the Plans as expenses in the calculation of net investment income. Prior to August 1, 1994, the Class A and Class B Plans operated as "reimbursement type" plans and, in the case of Class B, provided for the reimbursement of distribution expenses incurred in current and prior years. See "Distributor" in the Statement of Additional Information.

  Distribution expenses attributable to the sale of shares of the Fund will be allocated to each class based upon the ratio of sales of each class to the sales of all shares of the Fund other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Trustees), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or of a majority of the outstanding shares of the applicable class of the Fund. The Fund will not be obligated to pay expenses incurred under any plan if it is terminated or not continued.

  In addition to distribution and service fees paid by the Fund under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers and other persons who distribute shares of the Fund. Such payments may be calculated by reference to the net asset value of the shares sold by such persons or otherwise.

  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (the NASD), governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

  On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the NASD to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSI's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial to address the violations.

  Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers fo the partnership interests. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

  In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the compliant. If on the other hand, during the course of the three year period, PSI violated the terms of the agreement, the U.S. Attorney can then elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.

  For  more  detailed   information  concerning  the   foregoing  matters,   see
"Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by calling 1-800-225-1852.

  The Fund is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Fund's assets which are held by State Street Bank & Trust Company, an independent custodian, are separate and distinct from PSI.

PORTFOLIO TRANSACTIONS

  Prudential Securities may act as a broker and/or futures commission merchant for the Fund, provided that the commissions, fees or other remuneration it receives are reasonable and fair. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02121, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

  Prudential Mutual Fund Services, Inc., Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and in those capacities maintains certain books and records for the Fund. PMFS is a wholly-owned subsidiary of PMF. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.

                         HOW THE FUND VALUES ITS SHARES

  THE FUND'S NET ASSET VALUE OR NAV PER SHARE IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS, AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES OF THE FUND. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. THE TRUSTEES HAVE FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE FUND'S NAV TO BE AS OF 4:15 P.M., NEW YORK TIME.

  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Trustees. See "Net Asset Value" in the Statement of Additional Information.

  The Fund will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Fund or days on which changes in the value of the Fund's portfolio securities do not materially affect the NAV. The New York Stock Exchange is closed on the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. See "Net Asset Value" in the Statement of Additional Information.

  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. As long as the Fund declares dividends daily, the NAV of the Class A, Class B and Class C shares will generally be the same. It is expected, however, that the Fund's dividends will differ by approximately the amount of the distribution-related expense accrual differential among the classes.

                      HOW THE FUND CALCULATES PERFORMANCE

  FROM TIME TO TIME THE FUND MAY ADVERTISE ITS "YIELD" AND "TOTAL RETURN" (INCLUDING "AVERAGE ANNUAL" TOTAL RETURN AND "AGGREGATE" TOTAL RETURN) IN ADVERTISEMENTS AND SALES LITERATURE. "YIELD" AND "TOTAL RETURN" ARE CALCULATED SEPARATELY FOR CLASS A, CLASS B AND CLASS C SHARES. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" refers to the income generated by an investment in the Fund over a one-month or 30-day period. This income is then "annualized," that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "total return"  shows  how  much  an  investment  in  the  Fund  would  have  increased
(decreased) over a specified period of time (I.E., one, five or ten years or since inception of the Fund) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. The "aggregate" total return reflects actual performance over a stated period of time. "Average annual" total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. "Average annual" total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges.
Neither "average annual" total return nor "aggregate" total return takes into account any federal or state income taxes which may be payable upon redemption. The Fund also may include comparative performance information in advertising or marketing. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. The Fund will include performance data for each class of shares of the Fund in any advertisement or information including performance data of the Fund. Further performance information is contained in the Fund's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

TAXATION OF THE FUND

  THE FUND HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, THE FUND WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON ITS NET INVESTMENT INCOME AND CAPITAL GAINS, IF ANY, THAT IT DISTRIBUTES TO ITS SHAREHOLDERS. See "Taxes" in the Statement of Additional Information.

TAXATION OF SHAREHOLDERS

  Any dividends out of net taxable investment income, together with distributions of short-term gains (i.e., the excess of net short-term capital gains over net long-term capital losses) distributed to shareholders, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (I.E., the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders will be taxable as long-term capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for individuals is 28%. The maximum long-term capital gains rate for corporate shareholders is currently the same as the maximum tax rate for ordinary income.

  The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of Class B or Class C shares for Class A shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.

  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes" in the Statement of Additional Information.

WITHHOLDING TAXES

  Under U.S. Treasury Regulations, the Fund is required to withhold and remit to the U.S. Treasury 31% of dividends, capital gain income and redemption proceeds paid on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholder's status under the federal income tax law. Notwithstanding the foregoing, dividends of net investment income and short-term capital gains to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).

DIVIDENDS AND DISTRIBUTIONS

  THE FUND EXPECTS TO DECLARE DIVIDENDS DAILY AND TO PAY DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, MONTHLY AND MAKE DISTRIBUTIONS AT LEAST ANNUALLY OF ANY NET CAPITAL GAINS. As of October 31, 1994, the Fund has a capital loss carryforward for federal income tax purposes of approximately $11,054,800. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of such carryforward. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class will bear its own distribution charges, generally resulting in lower dividends for Class B and Class C shares. Distributions of capital gains, if any, will be in the same amount for each class of shares. See "How the Fund Values its Shares."

  Shares will begin earning daily dividends on the business day following the settlement date. Shares continue to earn daily dividends until they are redeemed. In the event an investor redeems all the shares in his or her account at any time during the month, all daily dividends declared to the date of redemption will be paid at the time of redemption.

  DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL FUND SHARES, BASED ON THE NET ASSET VALUE OF EACH CLASS ON THE PAYMENT DATE AND RECORD DATE, RESPECTIVELY, OR SUCH OTHER DATE AS THE TRUSTEES MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE PAYMENT DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash. The Fund will notify each shareholder after the close of the Fund's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis.

  WHEN  THE FUND  GOES "EX-DIVIDEND", ITS  NAV IS  REDUCED BY THE  AMOUNT OF THE
DISTRIBUTION. IF YOU BUY SHARES JUST PRIOR TO THE EX-DIVIDEND DATE (WHICH GENERALLY OCCURS FOUR BUSINESS DAYS PRIOR TO THE RECORD DATE), THE PRICE YOU PAY WILL INCLUDE THE DISTRIBUTION AND A PORTION OF YOUR INVESTMENT WILL BE RETURNED TO YOU AS A TAXABLE DISTRIBUTION. YOU SHOULD, THEREFORE, CONSIDER THE TIMING OF DISTRIBUTIONS WHEN MAKING YOUR PURCHASES.

                              GENERAL INFORMATION

DESCRIPTION OF SHARES

  THE FUND IS AN OPEN-END INVESTMENT COMPANY WHICH WAS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS ON SEPTEMBER 22, 1986 AS AN UNINCORPORATED BUSINESS TRUST, A FORM OF ORGANIZATION THAT IS COMMONLY CALLED A MASSACHUSETTS BUSINESS TRUST. THE FUND IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF SHARES, DIVIDED INTO THREE CLASSES, DESIGNATED CLASS A, CLASS B AND CLASS C. Each class of shares represents an interest in the same assets of the Fund and is identical in all respects except that (i) each class bears different distribution expenses, (ii) each class has exclusive voting rights with respect to its distribution and service plan (except that the Fund has agreed with the SEC in connection with the offering of a conversion feature on Class B shares to submit any amendment of the Class A Plan to both Class A and Class B shareholders), (iii) each class has a different exchange privilege and (iv) only Class B shares have a conversion feature. See "How the Fund is Managed--Distributor." The Fund has received an order from the SEC permitting the issuance and sale of multiple classes of shares. Currently, the Fund is offering three classes, designated Class A, Class B and Class C shares. Pursuant to the Fund's Declaration of Trust, the Trustees may authorize the creation of additional series of shares and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine.

  The Trustees may increase or decrease the number of authorized shares. Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances as described under "How to Sell Your Shares." Each share of beneficial interest of each class is equal as to earnings, assets and voting privileges; except as noted above, each class bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders. The Fund's shares do not have cumulative voting rights for the election of Trustees.

  THE FUND DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE FUND'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE TRUSTEES OR TO TRANSACT ANY OTHER BUSINESS.

  Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the Fund beyond the amount of their investment in the Fund, which is not the case with a corporation. The Declaration of Trust of the Fund provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written obligation, contract, instrument or undertaking made by the Fund shall contain a provision to the effect that the shareholders are not individually bound thereunder.

ADDITIONAL INFORMATION

  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

                               SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND

  YOU MAY PURCHASE SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, PRUSEC, OR DIRECTLY FROM THE FUND THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES, INC. (PMFS OR THE TRANSFER AGENT) ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for all classes. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. The minimum initial investment requirement is waived for purchases of Class A shares effected through an exchange of Class B shares of The BlackRock Government Income Trust. See "Shareholder Services."

  THE PURCHASE PRICE IS THE NAV PER SHARE NEXT DETERMINED FOLLOWING RECEIPT OF AN ORDER BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES PLUS A SALES CHARGE WHICH, AT YOUR OPTION, MAY BE IMPOSED EITHER (I) AT THE TIME OF PURCHASE (CLASS A SHARES) OR (II) ON A DEFERRED BASIS (CLASS B OR CLASS C SHARES). SEE "ALTERNATIVE PURCHASE PLAN" BELOW. SEE ALSO "HOW THE FUND VALUES ITS SHARES."

  Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive share certificates.

  The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares."

  Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the fifth business day following the investment.

  Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

  PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must first telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential U.S. Government Fund, specifying on the wire the account number assigned by PMFS and your name and identifying the sales charge alternative (Class A, Class B or Class C shares).

  If you arrange for receipt by State Street of Federal Funds prior to 4:15 P.M., New York time, on a business day, you may purchase shares of the Fund as of that day.

  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential U.S. Government Fund, Class A, Class B or Class C shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

  THE FUND OFFERS THREE CLASSES OF SHARES (CLASS A, CLASS B AND CLASS C SHARES) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES GIVEN THE AMOUNT OF THE PURCHASE, THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (ALTERNATIVE PURCHASE PLAN).

                                                      ANNUAL 12B-1 FEES
                                                     (AS A % OF AVERAGE
                                                            DAILY
                        SALES CHARGE                     NET ASSETS)                  OTHER INFORMATION
           --------------------------------------  -----------------------  --------------------------------------
CLASS A    Maximum initial sales charge of 4% of   .30 of 1% (Currently     Initial sales charge waived or reduced
           the public offering price               being charged at a rate  for certain purchases
                                                   of .15 of 1%)
CLASS B    Maximum contingent deferred sales       1% (Currently being      Shares convert to Class A shares
           charge or CDSC of 5% of the lesser of   charged at a rate of     approximately seven years after
           the amount invested or the redemption   .85 of 1%)               purchase
           proceeds; declines to zero after six
           years
CLASS C    Maximum CDSC of 1% of the lesser of     1% (Currently being      Shares do not convert to another class
           the amount invested or the redemption   charged at a rate of
           proceeds on redemptions made within     .75 of 1%)
           one year of purchase

  The three classes of shares represent an interest in the same portfolio of investments of the Fund and have the same rights, except that (i) each class bears the separate expenses of its Rule 12b-1 distribution and service plan,
(ii) each class has exclusive voting rights with respect to its plan (except as noted under the heading "General Information--Description of Shares"), and (iii) only Class B shares have a conversion feature. The three classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A shares.

  Financial advisers and other sales agents who sell shares of the Fund will receive different compensation for selling Class A, Class B and Class C shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C shares.

  IN SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER  THINGS,
(1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature--Class B Shares" below).

  The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Fund:

  If you intend to hold your investment in the Fund for less than 7 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 4% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

  If you intend to hold your investment for 7 years or more and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

  If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

  If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 5 years in the case of Class B shares and 6 years in the case of Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fee on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions during which the CDSC is applicable.

  ALL PURCHASES OF $1 MILLION OR MORE, EITHER AS PART OF A SINGLE INVESTMENT OR, UNDER RIGHTS OF ACCUMULATION OR LETTERS OF INTENT, MUST BE FOR CLASS A SHARES. SEE "REDUCTION AND WAIVER OF INITIAL SALES CHARGES" BELOW.

  CLASS A SHARES

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                            SALES CHARGE AS   SALES CHARGE AS   DEALER CONCESSION
                             PERCENTAGE OF     PERCENTAGE OF    AS PERCENTAGE OF
    AMOUNT OF PURCHASE      OFFERING PRICE    AMOUNT INVESTED    OFFERING PRICE
--------------------------  ---------------   ---------------   -----------------
$0 to $49,999                    4.00%             4.17%              3.75%
$50,000 to $99,999               3.50              3.83               3.25
$100,000 to $249,999             2.75              2.83               2.50
$250,000 to $499,999             2.00              2.04               1.90
$500,000 to $999,999             1.50              1.52               1.40
$1,000,000 and above*            None              None               None

  Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.

  REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  BENEFIT PLANS. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code (Benefit Plans), provided that the plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 1,000 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account record keeping (Direct Account Benefit Plans) and Benefit Plans sponsored by PSI or its subsidiaries (PSI or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant. After a Benefit Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

  OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) Directors and officers of the Fund and other Prudential Mutual Funds, (b) employees of Prudential Securities and PMF and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (d) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer and (e) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 90 days of the commencement of the financial adviser's employment at Prudential Securities, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) on which no deferred sales load, fee or other charge was imposed on redemption and (iii) the financial adviser served as the client's broker on the previous purchases.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  CLASS B AND CLASS C SHARES

  The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV per share next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges."

HOW TO SELL YOUR SHARES

  YOU CAN REDEEM SHARES OF THE FUND AT ANY TIME FOR CASH AT THE NAV PER SHARE NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. See "How the Fund Values its Shares." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable contingent deferred sales charge, as described below. See "Contingent Deferred Sales Charges" below.

  IF YOU HOLD SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER. IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION REQUEST TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services, Inc., Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Prudential Preferred Financial Services offices.

  PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. SUCH PAYMENT MAY BE POSTPONED OR THE RIGHT OF REDEMPTION SUSPENDED AT TIMES (A) WHEN THE NEW YORK STOCK EXCHANGE IS CLOSED FOR OTHER THAN CUSTOMARY WEEKENDS AND HOLIDAYS, (B) WHEN TRADING ON SUCH EXCHANGE IS RESTRICTED, (C) WHEN AN EMERGENCY EXISTS AS A RESULT OF WHICH DISPOSAL BY THE FUND OF SECURITIES OWNED BY IT IS NOT REASONABLY PRACTICABLE OR IT IS NOT REASONABLY PRACTICABLE FOR THE FUND FAIRLY TO DETERMINE THE VALUE OF ITS NET ASSETS, OR (D) DURING ANY OTHER PERIOD WHEN THE SEC, BY ORDER, SO PERMITS; PROVIDED THAT APPLICABLE RULES AND REGULATIONS OF THE SEC SHALL GOVERN AS TO WHETHER THE CONDITIONS PRESCRIBED IN (B), (C) OR (D) EXIST.

  PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR OFFICIAL BANK CHECK.

  REDEMPTION IN KIND. If the Trustees determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the SEC. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder.

  INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Trustees may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No contingent deferred sales charge will be imposed on any involuntary redemption.

  30-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 30 days after the date of the redemption. No sales charge will apply to such repurchases. You will receive PRO RATA credit for any contingent deferred sales charge paid in connection with the redemption of Class B or Class C shares. You must notify the Fund's Transfer Agent, either directly or through Prudential Securities or Prusec, at the time the repurchase privilege is exercised that you are entitled to credit for the contingent deferred sales charge previously paid. Exercise of the repurchase privilege will generally not affect federal income tax treatment of any gain realized upon redemption. If the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, will not be allowed for federal income tax purposes.

  CONTINGENT DEFERRED SALES CHARGES

  Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any contingent deferred sales charge will be paid to and retained by the Distributor. See "How the Fund is Managed--Distributor" and "Waiver of the Contingent Deferred Sales Charges--Class B Shares" below.

  The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares."

  The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                                      CONTINGENT DEFERRED SALES
                                                       CHARGE AS A PERCENTAGE
                                                       OF DOLLARS INVESTED OR
YEAR SINCE PURCHASE PAYMENT MADE                         REDEMPTION PROCEEDS
----------------------------------------------------  -------------------------
First...............................................             5.0%
Second..............................................             4.0%
Third...............................................             3.0%
Fourth..............................................             2.0%
Fifth...............................................             1.0%
Sixth...............................................             1.0%
Seventh.............................................            None

  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of Fund shares made during the preceding six years (five years for shares purchased prior to January 22, 1990); then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

  For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

  WAIVER OF THE CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), or a trust, at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

  The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. These distributions include: (i) in the case of a tax-deferred retirement plan, a lump-sum or other distribution after retirement;
(ii) in the case of an IRA or Section 403(b) custodial account, a lump-sum or other distribution after attaining age 59 1/2; and (iii) a tax-free return of an excess contribution or plan distributions following the death or disability of the shareholder, provided that the shares were purchased prior to death or disability. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from service (I.E., following voluntary or involuntary termination of employment or following retirement). Under no circumstances will the CDSC be waived on redemptions resulting from the termination of a tax-deferred retirement plan, unless such redemptions otherwise qualify for a waiver as described above. In the case of Direct Account and PSI or Subsidiary Prototype Benefit Plans, the CDSC will be waived on redemptions which represent borrowings from such plans. Shares purchased with amounts used to repay a loan from such plans on which a CDSC was not previously deducted will thereafter be subject to a CDSC without regard to the time such amounts were previously invested. In the case of a 401(k) plan, the CDSC will also be waived upon the redemption of shares purchased with amounts used to repay loans made from the account to the participant and from which a CDSC was previously deducted.

  In addition, the CDSC will also be waived on redemptions of shares held by Trustees of the Fund.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares--Waiver of the Contingent Deferred Sales Charge--Class B Shares" in the Statement of Additional Information.

  A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares--Quantity Discount--Class B Shares Purchased prior to August 1, 1994" in the Statement of Additional Information.

CONVERSION FEATURE--CLASS B SHARES

  Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. It is currently anticipated that conversions will occur during the months of February, May, August and November commencing in or about February 1995. Conversions will be effected at relative net asset value without the imposition of any additional sales charge.

  Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

  For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (i.e., $1,000 divided by $2,100 (47.62%) multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

  Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."

  For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares. The conversion feature described above will not be implemented and, consequently, the first conversion of Class B shares will not occur before February, 1995, but as soon thereafter as practicable. At that time all amounts representing Class B shares then outstanding beyond the applicable conversion period will automatically convert to Class A shares together with all shares or amounts representing Class B shares acquired through the automatic reinvestment of dividends and distributions then held in your account.

  The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B, and Class C shares will not constitute "preferential dividends" under the Internal Revenue Code and
(ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

  HOW TO EXCHANGE YOUR SHARES

  AS A SHAREHOLDER OF THE FUND, YOU HAVE AN EXCHANGE PRIVILEGE WITH CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS, INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS. CLASS A, CLASS B AND CLASS C SHARES OF THE FUND MAY BE EXCHANGED FOR CLASS A, CLASS B AND CLASS C SHARES, RESPECTIVELY, OF ANOTHER FUND ON THE BASIS OF THE RELATIVE NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be that imposed by the Fund in which shares were initially purchased and will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature--Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account--Exchange Privilege" in the Statement of Additional Information.

  IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE THE TELEPHONE EXCHANGE PRIVILEGE ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, weekdays, except holidays, between the hours of 8:00 a.m. and 6:00 p.m., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUND NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The Exchange Privilege is available only in states where the exchange may legally be made.

  IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES YOU MAY EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

  IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES."

  You may also exchange shares by mail by writing to Prudential Mutual Fund Services, Inc., Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES, INC., AT THE ADDRESS NOTED ABOVE.

  SPECIAL EXCHANGE PRIVILEGE. Commencing in or about February 1995, a special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV. See "Alternative Purchase Plan--Class A Shares--Reduction and Waiver of Initial Sales Charges" above. Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholders' account will be automatically exchanged for Class A shares on a quarterly basis, unless the shareholder elects otherwise. It is currently anticipated that this exchange will occur quarterly in February, May, August and November. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following:
(1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.

  The Exchange Privilege may be modified or terminated at any time on 60 days' notice to shareholders.

SHAREHOLDER SERVICES

  In addition to the exchange privilege, as a shareholder in the Fund, you can take advantage of the following additional services and privileges:

  - AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT A SALES CHARGE. For your convenience, all dividends or distributions are automatically reinvested in full and fractional shares of the Fund at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

  - AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP you may make regular purchases of the Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command

Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

  - TAX-DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

  - SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available to shareholders which provides for monthly or quarterly checks in any amount, not less than $100 (which amount is not necessarily recommended). Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges."

  - REPORTS TO SHAREHOLDERS. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Fund at One Seaport Plaza, New York, New York 10292. In addition, monthly unaudited financial data is available from the Fund upon request.

  - SHAREHOLDER INQUIRIES. Shareholder inquiries should be addressed to the Fund at One Seaport Plaza, New York, New York 10292, or by telephone, at (800) 225-1852 (toll-free) or, from outside the U.S.A., at (908) 417-7555 (collect).

  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

                       THE PRUDENTIAL MUTUAL FUND FAMILY

  Prudential Mutual Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Funds at
(800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.

                               Taxable Bond Funds
Prudential Adjustable Rate Securities Fund, Inc.
Prudential GNMA Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
  Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Structured Maturity Fund, Inc.
  Income Portfolio
Prudential U.S. Government Fund
The BlackRock Government Income Trust
                             Tax-Exempt Bond Funds
Prudential California Municipal Fund
  California Series
  California Income Series
Prudential Municipal Bond Fund
  High Yield Series
  Insured Series
  Modified Term Series
Prudential Municipal Series Fund
  Arizona Series
  Florida Series
  Georgia Series
  Hawaii Income Series
  Maryland Series
  Massachusetts Series
  Michigan Series
  Minnesota Series
  New Jersey Series
  New York Series
  North Carolina Series
  Ohio Series
  Pennsylvania Series
Prudential National Municipals Fund, Inc.
                                  Global Funds
Prudential Europe Growth Fund, Inc.
Prudential Global Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Natural Resources Fund, Inc.
Prudential Intermediate Global Income Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential Short-Term Global Income Fund, Inc.
  Global Assets Portfolio
  Short-Term Global Income Portfolio
Global Utility Fund, Inc.

                                  Equity Funds

Prudential Allocation Fund
  Conservatively Managed Portfolio
  Strategy Portfolio
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Growth Opportunity Fund, Inc.
Prudential IncomeVertible-Registered Trademark- Fund, Inc.
Prudential Multi-Sector Fund, Inc.
Prudential Strategist Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
  Nicholas-Applegate Growth Equity Fund

                               Money Market Funds

- TAXABLE MONEY MARKET FUNDS
Prudential Government Securities Trust
  Money Market Series
  U.S. Treasury Money Market Series
Prudential Special Money Market Fund
  Money Market Series
Prudential MoneyMart Assets

- TAX-FREE MONEY MARKET FUNDS
Prudential Tax-Free Money Fund
Prudential California Municipal Fund
  California Money Market Series
Prudential Municipal Series Fund
  Connecticut Money Market Series
  Massachusetts Money Market Series
  New Jersey Money Market Series
  New York Money Market Series

- COMMAND FUNDS
Command Money Fund
Command Government Securities Fund
Command Tax-Free Fund

- INSTITUTIONAL MONEY MARKET FUNDS
Prudential Institutional Liquidity Portfolio, Inc.
  Institutional Money Market Series

    No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
-------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
FUND HIGHLIGHTS......................................................        2
  Risk Factors and Special Characteristics...........................        2
FUND EXPENSES........................................................        4
FINANCIAL HIGHLIGHTS.................................................        5
HOW THE FUND INVESTS.................................................        8
  Investment Objective and Policies..................................        8
  Other Investments and Policies.....................................        9
  Other Investment Information.......................................       15
  Investment Restrictions............................................       16
HOW THE FUND IS MANAGED..............................................       17
  Manager............................................................       17
  Distributor........................................................       17
  Portfolio Transactions.............................................       20
  Custodian and Transfer and Dividend Disbursing Agent...............       20
HOW THE FUND VALUES ITS SHARES.......................................       20
HOW THE FUND CALCULATES PERFORMANCE..................................       21
TAXES, DIVIDENDS AND DISTRIBUTIONS...................................       21
GENERAL INFORMATION..................................................       23
  Description of Common Stock........................................       23
  Additional Information.............................................       23
SHAREHOLDER GUIDE....................................................       24
  How to Buy Shares of the Fund......................................       24
  Alternative Purchase Plan..........................................       25
  How to Sell Your Shares............................................       27
  Conversion Feature--Class B Shares.................................       30
  How to Exchange Your Shares........................................       31
  Shareholder Services...............................................       32
THE PRUDENTIAL MUTUAL FUND FAMILY....................................      A-1

-------------------------------------------

MF128A                                                                   4440464

                                      Class A:  744339-10-2
                       CUSIP Nos.:    Class B:  744339-20-1
                                      Class C:  744339-30-0

Prudential
Government Income
Fund, Inc.

Prudential Mutual Funds
Building Your Future On Our Strength
Prospectus -- May 1, 1995

-------------------------------------------

                             PRUDENTIAL MUTUAL FUNDS

                          Supplement dated May 5, 1995

     The following information supplements the Prospectus of each of the Funds listed below.

                                SHAREHOLDER GUIDE

ALTERNATIVE PURCHASE PLAN

CLASS A SHARES--REDUCTION AND WAIVER OF INITIAL SALES CHARGES

     OTHER WAIVERS. Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 90 days of the commencement of the financial adviser's employment at Prudential Securities,
(ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase.

HOW TO SELL YOUR SHARES

     90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. No sales charge will apply to such repurchases. You will receive PRO RATA credit for any contingent deferred sales charge paid in connection with the redemption of Class B or Class C shares. You must notify the Fund's Transfer Agent, either directly or through Prudential Securities or Prusec, at the time the repurchase privilege is exercised that you are entitled to credit for the contingent deferred sales charge previously paid. Exercise of the repurchase privilege will generally not effect federal tax treatment of any gain realized upon redemption. If the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, will generally not be allowed for federal income tax purposes.

     Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

          NAME OF FUND                                      PROSPECTUS DATE
          ------------                                      ---------------

Prudential Adjustable Rate Securities Fund, Inc.            May 1, 1994
Prudential Allocation Fund                                  September 29, 1994
Prudential California Municipal Fund
     California Income Series                               December 30, 1994
     California Series                                      December 30, 1994
Prudential Equity Income Fund                               December 30, 1994
Prudential Global Fund, Inc.                                January 3, 1995
Prudential Global Genesis Fund, Inc.                        August 1, 1994
Prudential Global Natural Resources Fund, Inc.              August 1, 1994
Prudential Multi-Sector Fund, Inc.                          August 1, 1994
Prudential Municipal Bond Fund                              August 1, 1994
Prudential Municipal Series Fund
     Arizona Series                                         December 30, 1994
     Florida Series                                         December 30, 1994
     Georgia Series                                         December 30, 1994
     Maryland Series                                        December 30, 1994
     Massachusetts Series                                   December 30, 1994
     Michigan Series                                        December 30, 1994
     Minnesota Series                                       December 30, 1994
     New Jersey Series                                      December 30, 1994
     New York Series                                        December 30, 1994
     North Carolina Series                                  December 30, 1994
     Ohio Series                                            December 30, 1994
     Pennsylvania Series                                    December 30, 1994
Prudential Pacific Growth Fund, Inc.                        January 3, 1995
Prudential Short-Term Global Income Fund, Inc.
     Global Assets Portfolio                                January 3, 1995
     Short-Term Global Income Fund                          January 3, 1995
Prudential Strategist Fund, Inc.                            August 1, 1994
Prudential U.S. Government Fund                             January 3, 1995
The BlackRock Government Income Trust                       November 1,1994
                                                            (as supplemented
                                                            December 30, 1994)

                         PRUDENTIAL U.S. GOVERNMENT FUND

                        Supplement dated May 12, 1995 to
                        Prospectus dated January 3, 1995

HOW THE FUND IS MANAGED

MANAGER

     Effective May 5, 1995, Barbara L. Kenworthy, a managing director and senior portfolio manager of Prudential Investment Advisors, a unit of The Prudential Investment Corporation (PIC), has been named portfolio manager of the Fund. She is responsible for the day-to-day management of the portfolio. Ms. Kenworthy joined PIC in July 1994, having previously been employed by The Dreyfus Corporation (from June 1985 to June 1994) where she served as president and portfolio manager for several Dreyfus fixed-income funds. Ms. Kenworthy also serves as the portfolio manager of other investment companies advised by PIC.

                             PRUDENTIAL MUTUAL FUNDS

                          Supplement dated July 3, 1995

     The following information supplements the prospectuses of each of the Funds listed on the reverse.

                                SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND

REDUCTION AND WAIVER OF INITIAL SALES CHARGES.

     PRUARRAY PLANS. Class A shares may be purchased at NAV by certain retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code of 1986, as amended, (the Code), including pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Code that participate in the Transfer Agent's PruArray Program (a benefit plan record keeping service) (hereafter referred to as a PruArray
Plan); provided (i) that the plan has at least $1 million in existing assets or 1,000 eligible employees or participants and (ii) that Prudential Mutual Funds constitute at least one-half of the plan's investment options. The term "existing assets" for this purpose includes stock issued by a PruArray Plan sponsor and shares of non-money market Prudential Mutual Funds and shares of certain unaffiliated non-money market mutual funds that participate in the PruArray Program (Participating Funds). "Existing assets" also include shares of money market funds acquired by exchange from a Participating Fund. After a PruArray Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

     Listed below are the names of the Prudential Mutual Funds and the dates of the prospectuses to which this supplement relates.

     NAME OF FUND                                           PROSPECTUS DATE
     ------------                                           ---------------

Prudential Adjustable Rate Securities Fund, Inc.            June 26, 1995
Prudential Allocation Fund                                  September 29, 1994
Prudential Diversified Bond Fund, Inc.                      January 3, 1995
                                                            (as supplemented
                                                            June 20, 1995)
Prudential Equity Fund, Inc.                                February 28, 1995
Prudential Equity Income Fund                               December 30, 1994
Prudential Global Fund, Inc.                                January 3, 1995
Prudential Global Genesis Fund, Inc.                        August 1, 1994
Prudential Global Natural Resources Fund, Inc.              August 1, 1994
Prudential GNMA Fund, Inc.                                  March 2, 1995
Prudential Government Income Fund, Inc.                     May 1, 1995
Prudential Growth Opportunity Fund, Inc.                    February 1, 1995
Prudential High Yield Fund, Inc.                            February 28, 1995
Prudential IncomeVertible Fund, Inc.                        March 1, 1995
Prudential Intermediate Global Income Fund, Inc.            March 2, 1995
Prudential Multi-Sector Fund, Inc.                          June 30, 1995
Prudential Pacific Growth Fund, Inc.                        January 3, 1995
Prudential Short-Term Global Income Fund, Inc.
     Global Assets Portfolio                                January 3, 1995
     Short-Term Global Income Fund                          January 3, 1995
Prudential Structured Maturity Fund, Inc.                   March 1, 1995
Prudential U.S. Government Fund                             January 3, 1995
Prudential Utility Fund, Inc.                               March 1, 1995
The BlackRock Government Income Trust                       November 1, 1994
                                                            (as supplemented
                                                            December 30, 1994)
Global Utility Fund, Inc.                                   February 1, 1995
Nicholas-Applegate Fund, Inc.                               March 6, 1995

                         PRUDENTIAL U.S. GOVERNMENT FUND

                        Supplement dated October 2, 1995
                       to Prospectus dated January 3, 1995

     The Trustees of Prudential U.S. Government Fund (the Fund) have recently approved a proposal to sell the Fund's assets and liabilities for shares of the Prudential Government Income Fund, Inc. Class A, Class B and Class C shares of the Fund would be exchanged at net asset value for Class A, Class B and Class C shares, respectively, of equivalent value of Prudential Government Income Fund, Inc.

     The transaction has also been approved by the Prudential Government Income Fund, Inc. Board of Directors and is subject to approval by the U.S. Government Fund's shareholders. It is anticipated that the proxy statement/prospectus relating to the proposed transaction will be mailed to Fund shareholders in November 1995.

     Under the terms of the proposal, Fund shareholders would become shareholders of Prudential Government Income Fund, Inc. No sales charges would be imposed on the proposed transfer. The Fund anticipates obtaining an opinion of its counsel that no gain or loss for federal income tax purposes would be recognized by Fund shareholders as a result of the proposed transaction.

     EFFECTIVE IMMEDIATELY, THE FUND WILL NO LONGER ACCEPT PURCHASE ORDERS FOR ITS CLASS A, CLASS B OR CLASS C SHARES, EXCEPT FOR PURCHASES BY CERTAIN RETIREMENT AND EMPLOYEE PLANS (EXCLUDING IRA ACCOUNTS). EXISTING SHAREHOLDERS MAY CONTINUE TO ACQUIRE SHARES THROUGH DIVIDEND REINVESTMENT. THE CURRENT EXCHANGE PRIVILEGE OF OBTAINING SHARES OF OTHER PRUDENTIAL MUTUAL FUNDS AND THE CURRENT REDEMPTION PRIVILEGE FOR FUND SHAREHOLDERS WILL REMAIN IN EFFECT. NOTWITHSTANDING THE ABOVE EXCEPTIONS, NO SHARES MAY BE ACQUIRED BY ANY MEANS BEGINNING FOUR DAYS PRIOR TO THE DATE OF CLOSING OF THE PROPOSED REORGANIZATION.

     Prudential Government Income Fund, Inc.'s investment objective is to seek a high current return. There can be no assurance that the fund will achieve its investment objective.